Exhibit 99.1

AMERICAN APPAREL REPORTS APRIL 2008 COMPARABLE STORE SALES

•	April 2008 Comparable Store Sales Increased 27%

May 7, 2008, Los Angeles, California.  American Apparel, Inc. (Amex: APP) today announced the company’s comparable store sales for the month ending April 30, 2008.

American Apparel reported that for the month ending April 30, 2008, sales for stores open for more than twelve months increased 27% over the year ago period. For the month ended April 30, 2007, comparable store sales increased 17% over the year ago period. There were a total of 141 stores in the sales comparison for the month ending April 30, 2008.

American Apparel reports its financial statements on a calendar year end. Monthly comparable store sales information is presented on a calendar month basis, as opposed to the retail calendar. The number of weekend selling days in a particular calendar month can vary from year to year and impact the comparable store sales comparisons, as the company’s retail stores typically experience higher sales volume on weekends. The month ending April 30, 2008 had one less Sunday than the prior year.

About American Apparel

American Apparel is a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of April 30, 2008, American Apparel employed over 6,700 people and operated 187 retail stores in 15 countries, including the United States, Canada, Mexico, United Kingdom, Belgium, France, Germany, Italy, the Netherlands, Sweden, Switzerland, Israel, Australia, Japan and South Korea. American Apparel also operates a leading wholesale business that supplies high quality t-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://store.americanapparel.net.

Safe Harbor Statement

This press release, and other statements that American Apparel, Inc. may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the company's future financial condition and results of operations and the company's prospects and strategies for future growth. In some cases, you can identify forward-looking statements by words or phrases such as "trend," "potential," "opportunity," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions.

Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements. American Apparel cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. The following factors, among others, could cause actual results to differ from those set forth in forward-looking statements: business conditions, including risks associated with foreign markets, international business and online retail operations, increases in materials or labor costs and employee matters; the company's relationships with its lenders and its ability to comply with the terms of its existing credit facilities; changing interpretations of generally accepted accounting principles; changes in the overall level of consumer spending; changes in preferences in apparel or the acceptance of the company's products and the company's ability to anticipate such changes; the performance of the company's products within the prevailing retail environment; availability of store locations at appropriate terms and our ability to open new stores and expand internationally; the possibility that the company's suppliers and manufacturers may not timely produce or deliver the company's products; financial non-performance by the company's customers, primarily in the wholesale business; inquiries and investigations and related litigation; continued compliance with U.S. and foreign government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which the company is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition, both domestic and foreign, from other apparel providers; changes in key personnel; costs as a result of operating as a public company; general economic conditions; increases in interest rates; geopolitical events and regulatory changes; as well as other relevant risks detailed in the other filings that the company makes with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Joseph Teklits/Jean Fontana
ICR
203-682-8200